VITAXEL
GROUP LIMITED (USA)

Our Ref : PSL/Vitaxel/0920/0108

1 March 2021

PRIVATE & CONFIDENTIAL

MR LEONG YEE MING, RYAN
c/o Interasean Focus Agency
As At Present

Dear Mr Leong

RE : CONSULTANCY FEE

The above matter refers.

Due to the Company is still facing difficulty during this period of COVID-19 Pandemic which the business has been affected. In order for the Company to carry on with the operations and to maintain the workforce, the Company have look into all area especially the payroll costing and other expenses.

As agreed between both parties, your monthly consultancy fee will be revised to RM8,000.00 per month with effect from 1 March 2021. Other terms and condition shall remain unchanged as per your letter of appointment dated 1 November 2015.

Kindly sign and return a copy of this letter for the above.

Yours faithfully
VITAXEL SDN BHD

BERNARD LIM WEE KIAT
Director

I, **MR LEONG YEE MING, RYAN c/o Interasean Focus Agency (Company No. 002345452-W)** hereby accept and accept the revised Consultancy Fee to RM8,000.00 per month with effect from 1 March 2021.

NAME :

DATE : 1/3/2021

SIGNATURE :

VITAXEL Sdn Bhd 201201029043 (1013530-U)
(AJL 932023)
A subsidiary company of VITAXEL Group Limited (USA)
4th Floor, Bangunan Cheong Wing Chan,
41-51, Jalan Maharajalela,
50150 Kuala Lumpur, Malaysia.
+603 2143 2889 +603 2143 2829 vitaxel.com